UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2026

LQR HOUSE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41778	86-1604197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6538 Collins Ave. Suite 344 Miami Beach, Florida	33141
(Address of principal executive offices)	(Zip Code)

(786) 389-9771

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	YHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2026, LQR House Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (the “Sales Agent”) pursuant to which the Company may offer and sell, from time to time, through the Sales Agent, the Company’s shares of common stock, par value $0.0001 per shares (the “Common Stock”) having an aggregate offering price of up to $50,273,610. The shares of Common Stock will be offered and sold pursuant to the Company’s Registration Statement on Form F-3 (File No. 333-282118) (the “Registration Statement”) and the related base prospectus included in the Registration Statement, as supplemented by the prospectus supplement to the Registration Statement dated March 11, 2026.

The Company expects to use any proceeds from the sale of Common Stock under the Sales Agreement for capital expenditures, acquisitions of additional companies or brands (although no potential acquisition targets have been currently identified), other sales and marketing activities and for working capital and general corporate purposes.

The Company is not obligated to sell any shares of Common Stock under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use commercially reasonable efforts consistent with their normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of the Nasdaq Capital Market to sell the shares of Common Stock from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. Upon delivery of a placement notice to the Sales Agent, and subject to the Company’s instructions in that notice, and the terms and conditions of the Sales Agreement generally, the Sales Agent may sell the shares of Common Stock by any method permitted by law deemed to be an “at the market offering” as defined by Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. The Sales Agent’s obligation to sell the shares of Common Stock under the Sales Agreement is subject to satisfaction of certain conditions, and other customary closing conditions. The Company will pay the Sales Agent a commission equal to 3.0% of the aggregate gross proceeds from each sale of shares of Common Stock and has agreed to provide the Sales Agent with customary indemnification and contribution rights. The Company has also agreed to reimburse the Sales Agent for certain specified expenses. The Sales Agreement also contains customary representations and warranties.

The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

This Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the shares of Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Exhibit
10.1	Sales Agreement by and between LQR House Inc. and A.G.P./Alliance Global Partners, dated March 11, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LQR HOUSE INC.

Dated: March 11, 2026	By:	/s/ Yilin Lu
	Name:	Yilin Lu
	Title:	President

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